VACU-DRY COMPANY
                          COMMISSION FILE NUMBER 01912

                                   EXHIBIT 11


COMPUTATION OF EARNINGS PER SHARE


                                                              YEAR ENDED JUNE 30,
                                                                       1998             1997              1996
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRIMARY EARNINGS PER SHARE:
NET EARNINGS APPLICABLE TO
 COMMON STOCK                                                           $899                $517                $434
                                                                         ===                 ===                 ===
AVERAGE NUMBER OF COMMON AND
  COMMON EQUIVALENT SHARES
  OUTSTANDING:

AVERAGE COMMON SHARES OUTSTANDING
                                                                       1,581               1,648               1,704
DILUTIVE EFFECT OF STOCK OPTIONS                                          19                   0                   0
                                                                       -----               -----               -----
                                                                       1,600               1,648               1,704
                                                                       =====               =====               =====

EARNINGS PER COMMON SHARE
         Basic                                                          $.57                $.31                $.25
                                                                       =====               =====               =====
         Diluted                                                        $.56                  --                  --
                                                                       =====               =====               =====